CHEVIOT SAVINGS BANK

                             PLAN OF REORGANIZATION

           FROM A MUTUAL SAVINGS AND LOAN TO A MUTUAL HOLDING COMPANY

                             AND STOCK ISSUANCE PLAN

                                TABLE OF CONTENTS

1.  Introduction - Business Purpose ........................................  1
2.  Definitions ............................................................  2
3.  The Reorganization .....................................................  8
4.  Conditions to Implementation of the Reorganization ..................... 12
5.  Special Meeting of Members ............................................. 12
6.  Rights of Members of the MHC ........................................... 13
7.  Conversion of MHC to Stock Form ........................................ 13
8.  Timing of the Reorganization and Sale of Capital Stock ................. 14
9.  Number of Shares to be Offered ......................................... 14
10. Independent Valuation and Purchase Price of Shares ..................... 14
11. Method of Offering Shares and Rights to Purchase Stock ................. 16
12. Additional Limitations on Purchases of Common Stock .................... 19
13. Payment for Stock ...................................................... 21
14. Manner of Exercising Subscription Rights Through Order Forms ........... 22
15. Undelivered, Defective or Late Order Form; Insufficient Payment ........ 23
16. Completion of the Stock Offering ....................................... 23
17. Market for Common Stock ................................................ 23
18. Stock Purchases by Management Persons After the Stock Offering ......... 23
19. Resales of Stock by Management Persons ................................. 24
20. Stock Certificates ..................................................... 24
21. Restriction on Financing Stock Purchases ............................... 24
22. Stock Benefit Plans .................................................... 24
23. Post-Reorganization Filing and Market Making ........................... 25
24. Payment of Dividends and Repurchase of Stock ........................... 25
25. Establishment and Funding of the Foundation ............................ 25
26. Interpretation ......................................................... 26
27. Reorganization and Stock Offering Expenses ............................. 26
28. Amendment or Termination of the Plan ................................... 26

                                    Exhibits

Exhibit A      Charter and Bylaws of the Bank
Exhibit B      Charter and Bylaws of the Holding Company
Exhibit C      Charter and Bylaws of the Mutual Holding Company

                   Cheviot Savings Bank Plan of Reorganization
           From a Mutual Savings and Loan to a Mutual Holding Company
                             And Stock Issuance Plan

1.    INTRODUCTION - BUSINESS PURPOSE

      The Board of Directors of Cheviot Savings Bank (the "Bank") has adopted this Plan of Reorganization from Mutual Savings and Loan Association to Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Bank proposes to reorganize from an Ohio-chartered mutual savings and loan into the mutual holding company structure (the "Reorganization") under Ohio state law, Federal law and the regulations of the OTS, and other applicable Federal laws and regulations. Prior to the closing of the Reorganization and Stock Offering, the Bank will convert to an Ohio state stock savings and loan association regulated by the ODFI and the OTS, the mutual holding company will be a federal mutual holding company and the mid-tier holding company will be a federal stock holding company, both regulated by the OTS. This Plan has been adopted by the Board of Directors of the Bank, and will be ratified by the Board of Directors of the Bank upon completion of the Charter Conversion.

      As part of the Reorganization and the Plan, the Bank will convert to an Ohio stock savings and loan association (the "Stock Bank"), and will establish Cheviot Mutual Holding Company (the "MHC") and Cheviot Financial Corp. (the "Holding Company") as federal corporations. The Holding Company will be a majority-owned Subsidiary of the MHC at all times so long as the MHC remains in existence, and the Stock Bank will become a wholly-owned Subsidiary of the Holding Company. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 45% of its Common Stock in the Stock Offering on a priority basis to qualifying depositors, the Foundation, and Tax-Qualified Employee Plans of the Bank, with any remaining shares offered to the public in a Community Offering. In the event the Holding Company is not established as part of the Reorganization, the Board of Directors may elect to proceed with the Reorganization by forming the Stock Bank as a direct majority-owned Subsidiary of the MHC. In such event, any reference in this Plan to a Stock Offering by the Holding Company shall mean a stock offering by the Stock Bank directly, and the terms and conditions of the Stock Offering described herein shall apply to a stock offering by the Stock Bank unless clearly inapplicable.

      The primary purpose of the Reorganization is to establish a holding company and stock savings and loan charter that will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will permit the Holding Company to issue Capital Stock, which is a source of capital not available to mutual savings and loan associations. Since the Holding Company will not be offering all of its common stock for sale to depositors and the public in the Stock Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization also will offer the Bank more capital raising opportunities to effect future transactions, including the acquisition of banks and other financial services companies, since a majority of the Holding Company's common stock will be available for sale in the future. It will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Bank to distribute excess capital to stockholders of the Holding Company. Although the Reorganization and Stock Offering will create a stock savings and loan and stock holding company, only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the Bank's mutual form of ownership and its ability to remain an independent savings and loan and to provide community-oriented financial services will be preserved through the mutual holding company structure. The Reorganization is subject to the approval of the Bank Regulators, and must be approved by the affirmative vote of a majority of the total votes eligible to be cast by Members.

      As part of the Reorganization, and consistent with the Bank's ongoing commitment to remain an independent community-oriented savings bank, the Bank plans to establish the Foundation. The Foundation is intended to complement the Bank's existing community reinvestment and charitable activities in a manner that will allow the local community to share in the growth and success of the Bank. The Holding Company plans to donate to the Foundation, or trust, immediately following the Reorganization Common Stock in an amount equal to 75,000 shares or 1.6% at the midpoint of the Offering Range issued in the Stock Offering, plus $750,000 in cash.

2.    DEFINITIONS

      As used in this Plan, the terms set forth below have the following meanings:

      Acting in Concert: Means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of votes or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a Person who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with the other party, except that any Tax-Qualified Employee Benefit Plan or Non-Tax-Qualified Employee Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Benefit Plan or Non-Tax-Qualified Employee Benefit Plan or with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the Board of Directors of the Bank or Officers delegated by such Board, and may be based on any evidence upon which the Board or such delegate chooses to rely.

      Actual Subscription Price: The price per share, determined as provided in this Plan, at which the Common Stock will be sold in the Subscription Offering.

      Affiliate: Any Person that controls, is controlled by, or is under common control with another Person.

      Associate: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned Subsidiary of any thereof) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Bank, the MHC, the Stock Holding Company or any Subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any Person Acting in Concert with any of the Persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an Associate of any Director, director or officer of the MHC, the Holding Company or the Bank. When used to refer to a Person other than an officer or director of the Bank, the Bank in its sole discretion may determine the Persons that are Associates of other Persons.

      Bank: Cheviot Savings Bank in its pre-Reorganization mutual form and post-Reorganization stock form, as indicated by the context.

      Bank Regulators: The applicable Federal or state bank regulatory agency or agencies responsible for reviewing and approving the Reorganization, including the ownership of the Bank by the Holding Company. OTS and ODFI (to the extent applicable under state law) will have authority to approve this Plan, the Reorganization and the Stock Offering.

      Capital Stock: Any and all authorized stock of the Bank or the Holding Company.

      Charter Conversion: The conversion of the Bank's charter from an Ohio state-chartered mutual savings and loan to an Ohio state-chartered stock institution.

      Code: The Internal Revenue Code of 1986, as amended.

      Common Stock: Common stock issuable by the Holding Company in connection with the Reorganization, including securities convertible into Common Stock, pursuant to its certificate of incorporation.

      Community: Hamilton County, Ohio.

      Community Offering: The offering to certain members of the general public pursuant to this Plan of any shares of common stock that have not been purchased in the Subscription Offering. The Community Offering may include a Syndicated Community Offering or public offering.

      Deposit Account(s): All withdrawable deposits of the Bank as defined in
Section 561.42 of the rules and regulations of the OTS, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts maintained by the Bank.

      Director: A director of the Bank in mutual or stock form as indicated by the context.

      Effective Date: The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of assets and liabilities of the Bank to the Stock Bank is completed.

      Eligible Account Holder: Any Person holding a Qualifying Deposit on the Eligibility Record Date.

      Eligibility Record Date: April 30, 2002, the date for determining who qualifies as an Eligible Account Holder.

      Employee Plan: Any Tax-Qualified Employee Stock Benefit Plan of the Bank including the ESOP and 401(k) Plan.

      ESOP: The employee stock ownership plan established by either the Bank or the Holding Company.

      Estimated Valuation Range: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to Minority Stockholders, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      FDIC: The Federal Deposit Insurance Corporation.

      Foundation: The charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code that will be established by the Holding Company and the Bank immediately following consummation of the Charter Conversion and Reorganization.

      HOLA: The Home Owners' Loan Act, 12 USCss.ss.1461 et seq.

      Holding Company: Cheviot Financial Corp., the federal corporation that will be majority-owned by the MHC and which will own 100% of the common stock of the Bank, and any successor to such corporation that may be established in connection with a Conversion Transaction.

      Holding Company Application: The Holding Company Application on Form H-(e)l to be submitted by the Bank to the OTS to have the Holding Company acquire the common stock of the Bank.

      Independent Appraiser: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

      Independent Valuation: The estimated pro forma market value of the Holding Company and the Bank as determined by the Independent Appraiser.

      Management Person: Any Officer or Director of the Bank or any Affiliate of the Bank, and any Person Acting in Concert with any such Officer or Director.

      Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

      Members: Any Person or entity who qualifies as a member of the Bank pursuant to its charter and bylaws.

      MHC: Cheviot Mutual Holding Company, the mutual holding company resulting from the Reorganization.

      Minority Ownership Interest: The shares of the Holding Company's Common Stock owned by Persons other than the MHC.

      Minority Stockholder: Any owner of the Holding Company's Common Stock, other than the MHC.

      Minority Stock Offering: One or more offerings of up to 49.9% in the aggregate of the outstanding Common Stock of the Holding Company to Persons other than the MHC.

      Non-Voting Stock: Any Capital Stock other than Voting Stock.

      Notice: The Notice of Mutual Holding Company Reorganization to be submitted by the Bank to the OTS to notify the OTS of the Reorganization and the Stock Offering.

      ODFI: The Ohio Division of Financial Institutions, and any successor thereto.

      Offering Price Range: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment of up to 15% above the maximum of such range. The Offering Price Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 45% of the Common Stock.

      Offering Range: The total number of shares, and a range thereof, of Common Stock to be issued and offered for sale in the Stock Offering.

      Officer: An executive officer of the Holding Company or the Bank, including the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other employee participating in major policy making functions of the institution.

      Order Form: Any form (together with any attached cover letter and/or certifications or acknowledgements), sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding purchases of Holding Company Common Stock in the Subscription and Community Offerings.

      Other Member: Any Person who is a Member of the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

      OTS: The Office of Thrift Supervision, and any successor thereto.

      Person: An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts and KEOGH Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

      Plan: This Plan of Reorganization from Mutual Savings and Loan to Mutual Holding Company and Stock Issuance Plan.

      Qualifying Deposit: The aggregate of one or more Deposit Accounts with an aggregate balance of $50 or more as of the close of business on the Eligibility Record Date or as of the close of business on the Supplemental Eligibility Record Date, as the case may be. Deposit Accounts with aggregate total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

      Regulations: The regulations of the OTS regarding a mutual holding company reorganization, stock issuance and conversion to stock form.

      Reorganization: The reorganization of the Bank into the mutual holding company structure including the organization of the MHC, the Holding Company, and the Stock Bank pursuant to this Plan.

      Resident: The terms "resident" "residence," reside," or "residing" as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Bank's Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the Director shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

      SEC: The Securities and Exchange Commission.

      Special Meeting: The Special Meeting of Members, and any adjournment thereof, called for the purpose of considering and voting on the Plan.

      Stock Bank: The Ohio state-chartered stock savings and loan resulting from the Reorganization in accordance with the Plan, which will be the successor to the Bank.

      Stock Offering: The offering of Common Stock of the Holding Company to Persons other than the MHC, in a Subscription Offering and, to the extent shares remain available, in a Community Offering.

      Subscription Offering: The offering of Common Stock of the Holding Company for subscription and purchase pursuant to this Plan.

      Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

      Supplemental Eligible Account Holder: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan, or an Officer or Director of the Bank.

      Supplemental Eligibility Record Date: The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the OTS' approval of the Reorganization.

      Syndicated Community Offering: At the discretion of the Bank and the Holding Company, the offering of Common Stock following or contemporaneously with the Community Offering through a syndicate of broker-dealers.

      Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Code. The term Non-Tax-Qualified Employee Benefit Plan means any defined benefit plan or defined contribution plan that is not so qualified.

      Voting Record Date: The date established by the Bank for purposes of determining which Members are entitled to vote on the Plan at the Special Meeting.

      Voting Stock:

      (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

            (i) To vote for or to select directors of the Bank or the Holding Company; and

            (ii) To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

      (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if:

            (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank or the Holding Company, or the payment of dividends by the Bank or the Holding Company when preferred dividends are in arrears;

            (ii) The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and

            (iii) The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

      (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.    THE REORGANIZATION

      A.    Organization of the Holding Companies and the Bank

      As part of the Reorganization the Bank will convert to an Ohio state stock charter and become the Stock Bank, and the Holding Company and the MHC will be established as federal corporations. The Reorganization will be effected as follows, or in any manner approved by the Bank Regulators that is consistent with the purposes of this Plan and applicable laws and regulations: (i) the Bank will organize an interim federally-chartered stock savings bank as a wholly-owned Subsidiary ("Interim One"); (ii) Interim One will also organize an interim state-chartered stock savings bank as a wholly-owned Subsidiary ("Interim Two"); (iii) Interim One will organize the Holding Company as a wholly-owned Subsidiary; (iv) the Bank will exchange its charter for an Ohio state stock savings and loan charter to become the Stock Bank and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution; (vi) all of the initially issued stock of the Stock Bank will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Stock Bank to the Holding Company, and the Stock Bank will become a wholly-owned Subsidiary of the Holding Company.

      Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing the pro forma market value of the Holding Company and the Bank. Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title, and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank, including but not limited to all of the assets and liabilities (including the savings accounts, demand accounts, tax and loan accounts, United States Treasury general accounts, or United States Treasury Time Deposit Accounts, as defined in the Regulations), which will thereupon become an operating savings bank Subsidiary of the Holding Company and of the MHC. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present locations.

      The Bank will apply to the OTS to have the Holding Company receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Board of Directors. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the Regulations governing capital distributions.

      Upon completion of the Reorganization and Stock Offering, the MHC, the Holding Company and the Stock Bank will be structured as follows:

        --------------------              --------------------------------
                MHC                              Public Stockholders
                                             (including the Foundation)
        --------------------              --------------------------------
           |                                                          |
           |                                                          |
           |    At least 55% of the          Up to 45% of the         |
           |    Common Stock                 Common Stock             |
           |                                                          |
           --------------------|                  |-------------------|
                               |                  |
                             ------------------------

                                 Holding Company

                             ------------------------
                                        |
                                        |               100% of the
                                        |              Common Stock
                                        |
                             ------------------------

                                   Stock Bank

                             ------------------------

      B.    Effect on Deposit Accounts and Borrowings

      Upon consummation of the Reorganization each deposit account in the Bank on the Effective Date will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner, as the deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

      C.    The Bank

      Upon completion of the Reorganization the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings and loans under Ohio law. A copy of the proposed Charter and Bylaws of the Stock Bank is attached hereto as Exhibit A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

      The initial members of the Board of Directors of the Stock Bank will be the members of the existing Board of Directors of the Bank. The Stock Bank will be wholly owned by the Holding

Company. The Holding Company will be wholly owned by its stockholders who will consist of the MHC and the Persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

      D.    The Holding Company

      The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be the existing Board of Directors of the Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company's directors annually. A copy of the proposed Charter and Bylaws of the Holding Company is attached as Exhibit B and are made part of this Plan.

      The Holding Company will have the power to issue shares of Capital Stock to Persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to Persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of up to 49.9% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 45% of its Common Stock in the Stock Offering.

      E.    The Mutual Holding Company

      As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the Charter of the MHC. Persons who have membership rights with respect to the Bank under its existing Charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as such Persons remain depositors or borrowers, as the case may be, of the Bank after the Reorganization. In addition, all Persons who become depositors of the Stock Bank following the Reorganization will have membership rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's Charter and Bylaws (a copy of which is attached to this Plan as Exhibit C and made a part hereof) and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by
Section 10(o)(5) of the HOLA.

      The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Bank. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of the former Members of the Bank and all Persons who become depositors of the Bank after the Reorganization.

4.    CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

      Consummation of the Reorganization is conditioned upon the following:

      A. Approval of the Plan by a majority of the Board of Directors of the Bank.

      B. The filing of a Reorganization Notice, including the Plan, with the OTS and either:

            (i) The OTS has given written notice of its intent not to disapprove the reorganization; or

            (ii) Sixty days have passed since the OTS received the Reorganization Notice and deemed it sufficient under Section
                  516.210 or Section 516.220 of the Regulations, and the OTS has not given written notice that the Reorganization is disapproved or extended for an additional 30 days the period during which disapproval may be issued.

      C. The filing of a holding company application with and approval by the OTS pursuant to the HOLA for the Holding Company and MHC to become savings and loan holding companies by owning or acquiring 100% of the common stock of the Stock Bank and the Holding Company, respectively, to be issued in connection with the Reorganization.

      D. Submission of the Plan to the Members for approval pursuant to a Proxy Statement and form of proxy cleared in advance by the OTS, and such Plan is approved by a majority of the total votes of the Members eligible to be cast at a meeting held at the call of the Directors in accordance with the procedures prescribed by the Bank's Charter and Bylaws.

      E. All necessary approvals have been obtained from the Bank Regulators in connection with the adoption of the charter and bylaws of the MHC, the Holding Company and the Stock Bank, the conversion of the Bank to a stock charter, and any transfer of assets and liabilities of the Bank to the Stock Bank pursuant to the Plan; and all conditions specified or otherwise imposed by the Bank Regulators in connection with the issuance of a notice of intent not to disapprove the Notice have been satisfied.

5.    SPECIAL MEETING OF MEMBERS

      Subsequent to the approval of the Plan by the Bank Regulators, the Special Meeting shall be scheduled in accordance with the Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank shall distribute proxy solicitation materials to all Members. The proxy solicitation materials shall include a proxy statement, and other documents authorized for use by the regulatory authorities. A copy of the Plan will be made available to Members upon request. Pursuant to the Regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy. The Bank Regulators shall be notified promptly of the vote of the Members.

6.    RIGHTS OF MEMBERS OF THE MHC

      Following the Reorganization, all Persons who had membership rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by members of the Bank to the Board of Directors of the Bank shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all Persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership rights with respect to the MHC. In each case, no Person who ceases to be the holder of a deposit account with the Stock Bank after the Reorganization shall have any membership or other rights with respect to the MHC.

7.    CONVERSION OF MHC TO STOCK FORM

      Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

      In a Conversion Transaction, the MHC would be eliminated by merging with and into the Stock Bank or the Holding Company, with the Stock Bank or the Holding Company as the resulting entity, and the depositors of the Stock Bank would receive the right to subscribe for shares of common stock of the Holding Company, or its successor representing the ownership interest of the MHC. The additional shares of common stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an Independent Appraisal.

      Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled without additional consideration to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the "Minority Ownership Interest"). The Minority Ownership Interest of Minority Stockholders shall not be reduced in a Conversion Transaction as a result of any waiver of dividends by the MHC.

      At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders. If a Conversion Transaction does not occur, the MHC will always own a majority of the voting stock of the Holding Company. Management of the Bank has no current intention to conduct a Conversion Transaction.

      A Conversion Transaction would require the approval of applicable federal regulators, and would be presented to a vote of the members of the MHC. Federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

8.    TIMING OF THE REORGANIZATION AND SALE OF CAPITAL STOCK

      The Bank intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan. Subject to the approval of the OTS, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Members. Subject to regulatory approval, the Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Stock Offering shall be conducted in compliance with the Securities Act of 1933 and the regulations of the SEC promulgated thereunder and the regulations of the OTS. The Bank will not finance or loan funds to any Person to purchase Common Stock.

9.    NUMBER OF SHARES TO BE OFFERED

      The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Directors of the Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to Persons other than the MHC at the close of the Stock Offering must be no greater than 49.9% of the issued and outstanding shares of Common Stock of the Holding Company.

10.   INDEPENDENT VALUATION AND PURCHASE PRICE OF SHARES

      The Offering Range will be determined jointly by the Board of Directors of the Bank and the Board of Directors of the Holding Company immediately prior to the commencement of the Stock Offering, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the OTS, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Stock Offering if the Estimated Valuation Range is increased subsequent to the commencement of the Stock Offering to reflect demand for the stock or changes in market and financial conditions.

      All shares of Common Stock sold in the Stock Offering will be sold at a uniform price per share referred to in this Plan as the Actual Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company and the Bank. The estimated consolidated pro forma market value of the Holding Company and the Bank will be determined for such purpose by the Independent Appraiser.

      Prior to the commencement of the Stock Offering, an Estimated Valuation Range will be established, which range will vary within 15% above to 15% below the midpoint of such range as determined by the Board of Directors of the Holding Company at the time of the Stock Offering and consistent with OTS regulations. The shares of Common Stock being sold in the Stock Offering will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 45% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Stock Offering and the Offering Price Range shall be determined by the Board of Directors of the Holding Company and the Board of Directors of the Bank prior to commencement of the Stock Offering, and will be confirmed upon completion of the Stock Offering based on the final or updated Independent Valuation submitted by the Independent Appraiser.

      The number of shares of Common Stock to be issued in the Stock Offering and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Valuation Range, or materially above the maximum of the Estimated Valuation Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Valuation Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the OTS, if required.

      Based upon the Independent Valuation as updated prior to the commencement of the Stock Offering, the Board of Directors of the Holding Company may establish the minimum and maximum percentage of shares that will be offered for sale in the Stock Offering, or it may fix the percentage shares that will be offered for sale in the Stock Offering. In the event the percentage of the shares offered for sale in the Minority Stock Offering is not fixed in the Stock Offering, the Minority Ownership Interest resulting from the Stock Offering will be determined as follows: (a) the product of (x) the total number of shares of Common Stock sold by the Holding Company and (y) the purchase price per share, divided by (b) the aggregate pro forma market value of the Bank and the Holding Company upon the closing of the Stock Offering and sale of all the Common Stock.

      Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the Bank Regulators that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering at the Actual Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new Actual Subscription Price and/or Estimated Valuation Range, extend, reopen or hold a new Stock Offering or take such other action as the Bank Regulators may permit. The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS appraisal regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

      If there is a Community Offering or Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering or Syndicated Community Offering shall be equal to the Actual Subscription Price. Shares sold in the Community Offering or Syndicated Offering will be subject to the same limitations as shares sold in the Subscription Offering.

11.   METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK

      In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders;
(2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and
(4) Other Members. Any shares of Common Stock that are not subscribed for in the Subscription Offering may at the discretion of the Board of Directors of the Bank and the Holding Company be offered for sale in a Community Offering or a Syndicated Community Offering. The minimum purchase by any Person shall be 25 shares. The Bank may use its discretion in determining whether prospective purchasers are "Residents," "Associates," or "Acting in Concert", and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank, and may be based on whatever evidence the Bank chooses to use in making any such determination.

      In addition to the priorities set forth below, and subject to the approval of the OTS, the Board of Directors may establish other priorities for the purchase of Common Stock, and may change the order of priorities set forth below. The priorities for the purchase of shares in the Stock Offering are as follows:

      A.    Subscription Offering

            Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $125,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by Officers and Directors of the Bank including Associates of Officers and Directors, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription Order Form all Deposit Accounts in which he had an ownership interest as of the Eligibility Record Date.

            Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company, subject to the maximum purchase limitations applicable to such plans and set forth in Section 12, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering. If the final valuation exceeds the maximum of the Offering Price Range, up to 10% of Common Stock issued in the Stock Offering may be sold to the Tax Qualified Employee Plans notwithstanding any oversubscription by Eligible Account Holders.

            Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $125,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

            Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Member shall have the opportunity to purchase up to $125,000 of Common Stock offered in the Stock Offering, provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in
Section 12. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion as his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Bank's mutual charter and bylaws in effect on the date of approval by members of this Plan.

      B. Community Offering/Public Offering

      Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference given to those natural persons who are Residents. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Community Offering may include a Syndicated Community Offering managed by such investment banking firm or firms. The Common Stock will be offered and sold in the Community Offering, in accordance with the Regulations, so as to achieve the widest distribution of the Common Stock. No Person, by himself or herself, or with an Associate or group of Persons Acting in Concert, may subscribe for or purchase more than $250,000 of Common Stock offered in the Community Offering. Further, the Holding Company may limit total subscriptions under this Section 11(B) so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock. Finally, the Holding Company may reserve shares offered in the Community Offering for sales to institutional investors.

      In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, then to cover the orders of any other Person subscribing for shares in the Community Offering so that each such Person may receive 1,000 shares, and thereafter, on an equal number of shares basis per order until all orders have been filled.

      The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 11(B).

      Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, shall then be sold to the underwriters for resale to the general public in a public offering. It is expected that the public offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The public offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The public offering price and the underwriting discount shall be determined by an underwriting agreement between the Holding Company, the Bank and the underwriters. Such underwriting agreement shall be filed with the OTS and the SEC.

      If for any reason a public offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws. Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Board of Directors of the Bank, with the approval of the OTS, may increase or decrease any of the purchase limitations set forth in this Section 11.

12.   ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

      Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

      A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by Persons other than MHC at the close of the Stock Offering shall not exceed 49.9% of the Holding Company's total outstanding Common Stock.

      B. The maximum purchase of Common Stock in the subscription offering by any Person or group of Persons through a single account is $125,000. No Person, by himself or herself, or with an Associate or group of Persons Acting in Concert, may purchase more than $250,000 of Common Stock, except that the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation up to 5% of the number of shares of Common Stock offered in the Stock Offering.

      C. The aggregate amount of Common Stock acquired in the Stock Offering by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any stock acquired by such plan or such persons in the secondary market, shall not exceed 4.9% of the outstanding shares at the close of the Stock Offering. For purposes of Sections 12(C) and 12(D), in calculating the number of shares held by any Management Person or his or her Associates, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan that are attributable to such persons shall not be counted.

      D. The aggregate amount of Common Stock and preferred stock (if any) acquired in the Stock Offering by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any stock acquired by such plan or such persons in the secondary market, shall not exceed 4.9% of the stockholder's equity of the Holding Company at the close of the Stock Offering.

      E. The aggregate amount of Common Stock acquired in the Stock Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of Common Stock at the close of the Stock Offering.

      F. The aggregate amount of Common Stock and preferred stock (if any) acquired in the Stock Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Holding Company at the close of the Stock Offering.

      G. The aggregate amount of Common Stock acquired in the Stock Offering by all Non-Tax-Qualified Employee Plans, Management Persons and their Associates, exclusive of any stock acquired by such plans or such persons in the secondary market, shall not exceed 31% of the outstanding shares of Common Stock of the Holding Company held by Persons other than the MHC at the close of the Stock Offering. For purposes of Sections 12(G) and 12(H), in calculating the number of shares held by Management Persons and their Associates, shares held by any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans that are attributable to such persons shall not be counted.

      H. The aggregate amount of Common Stock and preferred stock (if any) acquired in the Stock Offering by all Non-Tax Qualified Plans, Management Persons and their Associates, exclusive of any stock acquired by such plans and such persons in the secondary market, shall not exceed 31% of the stockholders' equity of the Holding Company held by Persons other than the MHC at the close of the Stock Offering.

      I. The aggregate amount of Common Stock acquired in the Stock Offering by all Non-Tax Qualified Employee Plans and Tax-Qualified Employee Plans, other than the ESOP, shall not exceed 25% of the outstanding Common Stock of the Holding Company held by Persons other than the MHC at the close of the Stock Offering.

      J. Notwithstanding any other provision of this Plan, no Person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

      K. The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

      L. The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Common Stock pursuant to the Plan reside. However, the Holding Company and the Bank are not required to offer Common Stock to any Person who resides in a foreign country.

      Prior to the consummation of the Stock Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Common Stock, except pursuant to this Plan.

      EACH PERSON PURCHASING COMMON STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE BANK IN ITS SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE BANK MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE DEPARTMENT FOR ACTION, AS IN ITS SOLE DISCRETION THE BANK MAY DEEM APPROPRIATE.

13.   PAYMENT FOR STOCK

      All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Subscription Price upon consummation of the Stock Offering, Payment for Common Stock shall be made either by check or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser's passbook, money market or certificate account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser's Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the OTS) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at a rate, not less than the Bank's passbook rate, established by the Bank on payment for Common Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

14.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

      As soon as practicable after the prospectus prepared by the Holding Company and the Bank has been declared effective by the OTS and the SEC, copies of the prospectus and Order Forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders and Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering.

      Each Order Form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

      A. A specified date by which all Order Forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

      B. The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

      C. A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

      D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

      E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

      F. A statement indicating the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

      G. A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

            Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied Order Forms.

15.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

      In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the Order Form within the time period specified thereon; provided, that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Bank Regulators.

16.   COMPLETION OF THE STOCK OFFERING

      The Stock Offering will be terminated if not completed within 90 days from the date of approval by the OTS, unless the OTS approves an extension.

17.   MARKET FOR COMMON STOCK

      If at the close of the Stock Offering the Holding Company has more than 100 shareholders of any class of stock, the Holding Company shall use its best efforts to:

      (i) encourage and assist a Market Maker to establish and maintain a market for that class of stock; and

      (ii) list that class of stock on a national or regional securities exchange, or on the Nasdaq system.

18.   STOCK PURCHASES BY MANAGEMENT PERSONS AFTER THE STOCK OFFERING

      For a period of three years after the proposed Stock Offering, no Management Person or his or her Associates may purchase or acquire direct or indirect beneficial ownership, without the prior written approval of the OTS, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing shall not apply to: (i) negotiated transactions involving more than 1% of the outstanding stock in the class of stock; or (ii) purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Stock Bank or the Holding Company even if such stock is attributable to Management Persons or their Associates.

19.   RESALES OF STOCK BY MANAGEMENT PERSONS

      Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of the Management Person or Associate.

20.   STOCK CERTIFICATES

      Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Sections 18 and 19 above. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

      In addition, shares of Common Stock issued by the Holding Company and contributed to the Foundation or otherwise acquired by the Foundation will bear the following legend: "The Board of Directors must consider the shares that this stock certificate represents as voted in the same ratio as all other shares voted on each proposal considered by the shareholders, as long as the shares are controlled by the charitable organization."

21.   RESTRICTION ON FINANCING STOCK PURCHASES

      The Holding Company will not knowingly offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned to the Person by the Holding Company, the Bank or any of their Affiliates.

22.   STOCK BENEFIT PLANS

      The Board of Directors of the Bank and/or the Holding Company intend to adopt one or more stock benefit plans for its employees, officers and directors, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. The Board of Directors of the Bank or the Holding Company intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Stock Offering. The Stock Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Bank to fail to meet any of its regulatory capital requirements. This Plan authorizes the Holding Company to grant and issue Common Stock to Non-Tax Qualified Employee Plans and Tax Qualified Employee Plans, other than the ESOP, in an aggregate amount of up to 25% of the outstanding Common Stock held by Persons other than the MHC at the close of the Stock Offering. Notwithstanding the foregoing, if such plans are adopted within one year after the completion of the Stock Offering, the Board of Directors of the Bank or the Holding Company intends to grant and issue the following: (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the shares issued in the Stock Offering, and (ii) options to purchase a number of shares of the Holding Company's Common Stock in an amount equal to up to 10% of the shares issued in the Stock Offering. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Holding Company's Common Stock, or shares of Common Stock purchased by the Holding Company or such plans on the open market. Subject to OTS approval, the Bank/Holding Company may permit subscribers to vote on the implementation of a stock award plan and/or stock option plan at the time of the Subscription Offering.

23.   POST-REORGANIZATION FILING AND MARKET MAKING

      The Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

24.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

      The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause its regulatory capital or the regulatory capital of the Bank to be reduced below the amount required to meet all regulatory capital requirements. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any applicable regulatory approvals the MHC may waive its right to receive dividends declared by the Holding Company.

25.   ESTABLISHMENT AND FUNDING OF THE FOUNDATION

      As part of the Charter Conversion and Reorganization, the Holding Company and the Bank intend to establish the Foundation and donate to the Foundation from authorized but unissued shares of Holding Company Common Stock, an amount equal to 75,000 shares or 1.6% at the midpoint of the Offering Range issued in the Stock Offering plus cash in the amount of $750,000. The Foundation is being formed in connection with the Charter Conversion and Reorganization in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community-minded financial services institution. The funding of the Foundation with Holding Company Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long term.

      The Foundation will be dedicated to the promotion of charitable purposes including grants or donations to support housing, not-for-profit community groups and other types of organizations or civic-minded projects. The Foundation annually will distribute total grants to assist charitable organizations or to fund charitable projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c) qualification, the Foundation may sell, on an annual basis, a limited portion of the Holding Company Common Stock contributed to it by the Holding Company.

      The Board of Directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank and, for at least five years after its organization, at least one member of the Bank's community who is not an Officer or Director of the Holding Company or the Bank. The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. Those Directors of the Bank or the Holding Company who will also serve on the Board of Directors of the Foundation will be identified prior to adoption of this Plan by the Board of Directors of the Bank. Those Directors so identified will not participate in discussions concerning contributions to the Foundation and will not vote on such matters.

26.   INTERPRETATION

      All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Bank Regulators.

27.   REORGANIZATION AND STOCK OFFERING EXPENSES

      The Regulations require that the expenses of any Stock Offering must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

28.   AMENDMENT OR TERMINATION OF THE PLAN

      If necessary or desirable, the terms of the Plan may be substantially amended by a majority vote of the Bank's Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Directors only with the concurrence of the Bank Regulators. Terms of the Plan relating to the Stock Offering including, without limitation, Sections 7 through 19, may be amended by a majority vote of the Bank's Board of Directors as a result of comments from regulatory authorities or otherwise at any time prior to the approval of the Plan by the Bank Regulators and at any time thereafter with the concurrence of the Bank Regulators. The Plan may be terminated by a majority vote of the Board of Directors at any time prior to the earlier of approval of the Plan by the Bank Regulators and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Directors at any time thereafter with the concurrence of the Bank Regulators. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members;

however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting shall require a resolicitation of Members.

      The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Members of the Bank approve the Plan, and may not be extended by the Bank or the Bank Regulators.

      Dated _______________, 2003.

 [GRAPHIC OF                                                                           ---------------------------------------------
  SEAL OF THE                     Prescribed by J. Kenneth Blackwell                   Expedite this Form: (Select One)
  SECRETARY OF                         Ohio Secretary of State                         ---------------------------------------------
  STATE OF                          Central Ohio: (614) 466-3910                       Mail Form to one of the Following:
  OHIO]                        Toll Free: 1-877-SOS-FILE (1-877-767-3453)              ---------------------------------------------
                                                                                       o Yes         PO Box 1390
                                                                                                     Columbus, OH 43216
www.state.oh.us/sos                                                                    *** Requires an additional fee of $100 ***
e-mail:  busserv@sos.state.oh.us                                                       ---------------------------------------------
                                                                                       o No          PO Box 1028
                                                                                                     Columbus, OH 43216
                                                                                       ---------------------------------------------

                          Certificate of Amendment by
                            Shareholders or Members
                                   (Domestic)
                               Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
-----------------------------------------------------------------------------------------------------------------------------------
(1) Domestic for Profit                 PLEASE READ INSTRUCTIONS                (2) Domestic Non-Profit
    |X| Amended                         | | Amendment                               | | Amended                  | | Amendment
        (122-AMAP)                          (125-AMDS)                                  (126-AMAN)                   (128-AMD)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Complete the general information in this section for the box checked above.
---------------------------------------------------------------------------

Name of Corporation             Cheviot Savings Bank
                                ------------------------------------------------

Charter Number                  26916
                                ------------------------------------------------

Name of Officer                 Thomas J. Linneman
                                ------------------------------------------------

Title                           President
                                ------------------------------------------------

|X| Please check if additinal provisions attached.

The above named Ohio corporation, does hereby certify that:

|X| A meeting of the                    | | shareholders                        | | directors (non-profit amended articles only)

|X| members was duly called and held on _________________________________________________________
                                                                 (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise
__________________________% as the voting power of the corporation.

| | In a writing signed by all of the   | | shareholders  | | directors (non-profit amended articles only)
| | members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Clause applies if amended box is checked.
-----------------------------------------

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.
-----------------------------------------------------------------------------------------------------------------------------------

                                  Page 1 of 2

-----------------------------------------------------------------------------------------------------------------------------------
All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.
--------------------------------------------------------------------------------

FIRST:  The name of the corporation is:    Cheviot Savings Bank
                                           ----------------------------------------------------------------------------------------

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

        Cheviot                                                             Hamilton
        -----------------------------------------------      -------------------------------------
        (city, village or township)                                         (county)

THIRD:  The purposes of the corporation are as follows:

        ---------------------------------------------------------------------------------------------------------------------------
        See attached.






        ---------------------------------------------------------------------------------------------------------------------------

FOURTH: The number of shares which the corporation is authorized to have outstanding is:               see attached
                               (Does not apply to box (2))                               ------------------------------------------


       REQUIRED                         -----------------------------------------        ------------------------------------------
Must be authenticated
(signed) by an authorized               -----------------------------------------        ------------------------------------------
representative                          Authorized Representative                                           Date

      (See Instructions)                Thomas J. Linneman
                                        -----------------------------------------
                                        (Print Name)
                                        President
                                        -----------------------------------------


                                        -----------------------------------------


                                        -----------------------------------------        ------------------------------------------

                                        -----------------------------------------        ------------------------------------------
                                        Authorized Representative                                           Date

                                        Jeffrey J. Lenzer
                                        -----------------------------------------
                                        (Print Name)

                                        Secretary
                                        -----------------------------------------

                                        -----------------------------------------

                              ADDITIONAL PROVISIONS

                                       TO

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       FOR

                              CHEVIOT SAVINGS BANK


THIRD: The purpose of the Company is to pursue any or all of the lawful objectives of an Ohio savings and loan association, and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the laws of the State of Ohio as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable federal statutes, rules, regulations, and orders of the Office of Thrift Supervision.

FOURTH: The number of shares that the corporation is authorized to have outstanding is One Thousand (1,000) common shares with a par value of $0.01.

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              CHEVIOT SAVINGS BANK

                                       OF

                                  CHEVIOT, OHIO


                             ARTICLE I SHAREHOLDERS
                             --------- ------------

Section 1.1 Annual Meeting. The annual meeting of shareholders shall be held in the fourth month following the close of each fiscal year of the corporation on such date as the board of directors may from time to time determine.

Section 1.2 Place of Meeting. All meetings of shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Ohio as may be designated in the notice of the meeting.

Section 1.3 Quorum. The holders of a majority of the shares of each class of shares of the corporation entitled to vote at any meeting of shareholders, present, in person or by proxy, shall constitute a quorum at such meetings.

Section 1.4 Vote Required. Except as otherwise provided in the articles, these regulations, or in the laws of the State of Ohio, at every meeting of shareholders, each shareholder entitled to vote at the meeting shall have one vote in person or by proxy for each share held by him or her and registered in his or her name on the books of the corporation as of the applicable record date. Except as otherwise required by statute, the articles, or these regulations, or in electing directors, all matters coming before any meeting of shareholders shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting, a quorum being present. At all elections of directors, the candidates receiving the greatest number of votes shall be elected.

Section 1.5 Actions Without Meeting. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to vote at a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

                          ARTICLE II BOARD OF DIRECTORS
                          ---------- ------------------

Section 2.1 Number. Until changed in accordance with the provisions of these Regulations, the number of directors shall be six.

Section 2.2 Meetings. An organizational meeting of the board of directors shall be held, without notice, immediately following the annual meeting of shareholders for the purpose of electing officers and attending to such other business as properly may come before the meeting. Additional meetings may be held at such times as may be determined from time to time by the board of directors.

Section 2.3 Committees. The board of directors may create an executive committee or any other committee of the directors, to consist of not less than three directors, and may delegate to any such committee any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

Section 2.4 Terms. Each director shall hold office until the next annual meeting of the shareholders, or in the absence of an annual meeting until the next special meeting of the shareholders at which directors are elected, and until such director's successor is elected, or until such director's earlier resignation, removal from office or death.

Section 2.5 Actions Without Meeting. Any action that may be authorized or taken at a meeting of the Board of Directors of the corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

Section 2.6 Executive Committee. At the first regular meeting of the Board of Directors following their election, the Board may elect from among themselves an Executive Committee consisting of at least three directors.

If such Executive Committee is elected at the option of the Board of Directors, during the intervals between Board meetings, the Executive Committee shall possess and may exercise all the power of the Board of Directors in the management and direction of the affairs of the Company, except for filling vacancies on the Board of Directors, or on any committee of the Board of Directors, and except for any powers delegated to another committee by the Board of Directors.

A majority of the Executive Committee shall constitute a quorum, and the affirmative vote of a majority of the members shall be necessary to the passage of any resolution. The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, and it shall meet at the call of the Chairperson, the President, or any member of the Committee.

All acts of the Executive Committee shall be subject at all times to the control and direction of the Board of Directors, and shall be reported to the Board of Directors at the next meeting thereof, which report shall form part of the records of the Company.

Section 2.7 Audit Committee. The Board may appoint from among themselves an Audit Committee consisting of at least three directors whose duty would consist of engaging an accountant or firm of accountants to audit the books, passbooks, certificates, records, cash and securities of the Company as is deemed necessary by the Board of Directors. The Audit Committee will be governed by the Board of Directors and shall have such other authority and duties as the Board may determine.

                              ARTICLE III OFFICERS
                              ----------- --------

Section 3.1 Chairperson of the Board. The chairperson shall preside at all meetings of the Company and of the Board of Directors, and shall exercise such powers as are customarily possessed by a presiding officer. In the absence of the Chairperson, the President shall preside at all meetings of the Company and the Board of Directors.

Section 3.2 President and Chief Executive Officer. The President shall be the chief administrative officer and shall oversee and manage the business, property, rights and affairs of the Company, supervise and coordinate the work of its other officers, and perform the functions of a general manager. The President may also have the title of Managing Officer of the Company.

Section 3.3 Vice President. The Vice President(s) shall have such authority to perform such duties as may pertain to such office or that may be assigned to them, individually or collectively, by the Board of Directors or the President. In the absence or disability of the President, the Vice President shall perform such duties of the President as the Board of Directors or the President may designate.

Section 3.4 Secretary. The Secretary shall keep a complete and accurate record of the acts and proceedings of the members, directors, and committees in books provided for that purpose; attest to the giving and serving of all notices of the Company; maintain a record of the names and addresses of the members of the Company and the deposits held by each; and cancel and preserve all certificates surrendered for exchange or transfer; keep and preserve all proxies of the members.

Section 3.5 Chief Financial Officer. The Chief Financial Officer shall supervise and conduct the routine business of the Company and shall have care and custody of its funds, securities, and property subject to the supervision of the Board of Directors and the President. The Chief Financial Officer shall have authority to receive all monies and shall pay out and disburse all monies under the direction and control of the Board of Directors. The Chief Financial Officer shall deposit each day to the credit of the Company, in such depositories as the Board of Directors may from time to time designate, all monies not required for the convenience of the Company's daily business.

Section 3.6 Assistant Officers. Assistant officers as between themselves and the Company shall respectively have such authority and perform such duties as the Board of Directors may determine.

Section 3.7 Attorney. The attorney(s) shall examine the title to property offered as security for loans, see that the mortgages made to the Company or purchased by it are properly executed and recorded, and file with the Company a written report of the condition of title to premises described in each mortgage. Such written report shall not be required when the borrower has furnished the Company with a mortgagee's title insurance policy or a mortgagee's title guaranty policy, issued by a title insurance company approved by the Board of Directors. The attorney(s) shall represent the Company at all legal proceedings, give advice, and counsel whenever required, draw all necessary legal papers and render such further services as the Board of Directors may require.

Section 3.8 Appraisers. The Board of Directors shall approve qualified appraisers who meet the requirements of state and federal law to determine the fair value of real estate offered as security for loans issued by the Company.

                           ARTICLE IV TENURE OF OFFICE
                           ---------- ----------------

All officers, directors, and members of standing committees shall serve until their successors shall be chosen and qualified.

                         ARTICLE V MEETING OF DIRECTORS
                         --------- --------------------

Regular meetings of the Board of Directors shall be held at the office of the Company or at such other place as the Board may select, at least once each month, at a day and hour fixed by resolution. A majority of all authorized directors shall constitute a quorum.

Special meetings may be called at any time by the Chairperson, the President, the Secretary, or by a majority of the directors. Written notice of every special meeting shall be given, unless such notice is waived, so as to give each director a reasonable opportunity to attend such meeting.

                        ARTICLE VI AUTHORIZED SIGNATURES
                        ---------- ---------------------

All certificates of stock, certificates of deposit, releases of mortgages, orders, checks, instruments for the disbursement of money, and instruments in writing not otherwise provided for herein shall be signed by any two of the following: Chairman, President, Vice President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer.

                  ARTICLE VII DEPOSITORIES AND DISBURSEMENTS
                  ----------- ------------------------------

All funds shall be under the control of the Board of Directors who shall cause such funds to be deposited in the name of the Company with its designated depository or depositories. Such funds shall be withdrawn from such depositories only on checks signed as provided in these Bylaws.

                          ARTICLE VIII INDEMNIFICATION
                          ------------ ---------------

The corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify all persons whom it may indemnify pursuant thereto.

                       ARTICLE IX CERTIFICATES FOR SHARES
                       ---------- -----------------------

If any certificate for shares of the corporation is lost, stolen or destroyed, a new certificate may be issued upon such terms or under such rules as the board of directors may from time to time determine or adopt.

                              ARTICLE X FISCAL YEAR
                              --------- -----------

The fiscal year of the Company shall begin January 1 and end December 31.

                              ARTICLE XI AMENDMENTS
                              ---------- ----------

These Bylaws may be amended at any meeting of the Board of Directors by a three-fifths vote of the directors present, but all proposals to amend the Bylaws shall be made in writing at a meeting of the Board of Directors at least ten days before action is taken thereon.

Adopted as of the ___ day of June, 2003.




601474.07

        FEDERAL HOLDING COMPANY STOCK CHARTER--|   -----------------------------
               CHEVIOT FINANCIAL CORP.         |   Comment: This language is
                                               |---taken directly from 12 C.F.R.
                                                   Section 575.14(c)
                                                   -----------------------------

Section 1. Corporate Title. The full corporate title of the MHC subsidiary holding company is Cheviot Financial Corp. (the "Company").

Section 2. Domicile. The domicile of the Company shall be in the city of Cheviot, in the county of Hamilton, in the State of Ohio.

Section 3. Duration.  The duration of the Company is perpetual.

Section 4. Purpose and powers. The purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

Section 5. Capital stock.

      A. GENERAL. The total number of shares of all classes of the capital stock that the Company has the authority to issue is 35,000,000, of which 30,000,000 shares shall be common stock, par value $.01 per share and of which 5,000,000 shares shall be preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Company), labor or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. Except for shares issued in the initial organization of the Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to Cheviot Mutual Holding Company ("MHC")) of the Company other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, that this restriction on voting separately by class or series shall not apply:

      (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

      (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Company with another corporation or the sale, lease or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS or the Federal Deposit Insurance Corporation;

      (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving entity in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the Company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

      B. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, and there shall be no cumulative voting for the election of directors.

Whenever there shall have been paid or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of the Company's debts and liabilities; (ii) distributions or provisions for distributions in settlement of any liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Company. Each share of common stock shall have the same rights as and be identical in all respects with all the other shares of common stock.

Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the Company, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive the remaining assets of the Company available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

      C. PREFERRED STOCK. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of the preferred stock, or one or more series of preferred stock, before the issuance of any such shares, which preferences, limitations and relative rights shall be specified in supplementary sections to its charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

            (i) Special, conditional, or limited voting rights, or no right to vote (except to the extent prohibited by law);

            (ii) That the shares be redeemable or convertible (1) at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event; (2) for cash, indebtedness, securities, or other property;
(3) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

            (iii) Rights entitling the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

            (iv) Preferences over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation; and

            (v) Other preferences, limitations, or relative rights not prohibited by law.

Section 6. Preemptive rights. Holders of the capital stock of the Company shall not be entitled to preemptive rights with respect to any shares of the Company which may be issued.

Section 7. Directors. The Company shall be under the direction of a board of directors. The authorized number of directors, as stated in the Company's bylaws, shall not be fewer than five (5) nor more than fifteen (15) except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

Section 8. Certain Provisions Applicable for Five Years. Notwithstanding anything contained in the Company's charter or bylaws to the contrary, for a period of five years from the date of the organization of Cheviot Savings Bank in capital stock form, the following provisions shall apply:

      A. BENEFICIAL OWNERSHIP LIMITATION. No person other than the parent mutual holding company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(l)(vi) of the OTS's regulations.

In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

For purposes of this Section 8, the following definitions apply:

            (i) The term "person" includes an individual, a group acting in concert; a corporation, a partnership, a savings bank, a savings and loan association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

            (ii) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

            (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

            (iv) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

      B. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the Company or amendments to its charter shall be called only upon direction of the Board of Directors.

Section 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the OTS.

Attest:_________________________________________________________________
Secretary of Cheviot Financial Corp.


By:_____________________________________________________________________
President or Chief Executive Officer of Cheviot Financial Corp.


Attest:_________________________________________________________________
Secretary of the Office of Thrift Supervision


By:_____________________________________________________________________
Director of the Office of Thrift Supervision Effective

Date:___________________________________________________________________

                                     Bylaws

                             Cheviot Financial Corp.

                             Article I - Home Office

The home office of Cheviot Financial Corp. (the "Company") shall be at 3723 Glenmore Avenue, Cheviot, Ohio 45211-4744 in the County of Hamilton, in the State of Ohio.

                            Article II - Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other convenient place as the board of directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year on the fourth Tuesday of April if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 3:00 p.m., Eastern Time, or at such other date and time within such 150-day period as the board of directors may determine.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president, or the secretary.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the OTS or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

Section 5. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each.

This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in ss552.6(d) of the OTS's regulations as now or hereafter in effect.

Section 6. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 7. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60-days and, in case of a meeting of shareholders, not fewer than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment.

Section 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president. Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: (i) determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receiving votes, ballots, or consents; (iii) hearing and determining all challenges and questions in any way arising in connection with the rights to vote; (iv) counting and tabulating all votes or consents; (v) determining the result; and (vi) such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 13. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

Section 14. New Business. Proposals for any new business or nominations for director to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Company or by any shareholder of the Company entitled to vote generally in the election of directors. In order for a shareholder of the Company to make any such proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 30 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

Each such notice given by a shareholder to the secretary of the Company with respect to a proposal to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of such proposal desired to be brought before the meeting and the reasons for considering such proposal at the meeting; (ii) the name and address, as they appear on the subsidiary holding company's books, of the shareholder proposing such proposal; (iii) the class and number of shares of the Company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such proposal. Notwithstanding anything in these Articles to the contrary, no proposal shall be considered at the meeting except in accordance with the procedures set forth in this Section 14 of Article II.

The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective proposal.

Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        Article III - Board of Directors

Section 1. General Powers. The business and affairs of the Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

Section 2. Number and Term. The board of directors shall consist of six members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Company unless the Company is a wholly owned subsidiary of a holding company.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached.

Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 13. Presumption of Assent. A director of the Company who is present at a meeting of the board of directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                 Article IV - Executive and Other Committees

Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: (i) the declaration of dividends; (ii) the amendment of the charter or bylaws of the Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; (iii) the sale, lease, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; (iv) a voluntary dissolution of the Company; (v) a revocation of any of the foregoing; or (vi) the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

                              Article V - Officers

Section 1. Positions. The officers of the Company shall be a president and chief executive officer, one or more vice presidents, a secretary, and a chief financial officer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and chief financial officer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The officers of the Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

             Article VI - Indemnification, Expenses and Insurance

Section 1. Indemnification. The Company shall indemnify its officers and directors to the full extent permitted by the regulations of the OTS. The Company may, to such extent and in such manner as is determined by the Board of Directors, but in no event to an extent greater than is permitted by the regulations of the OTS, indemnify any employees or agents of the Company permitted to be indemnified by provisions of the regulations of the OTS.

Section 2. Expenses. The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the OTS. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 3. Insurance. The Company may maintain insurance to the full extent permitted by the regulations of the OTS, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

             Article VII - Contracts, Loans, Checks, and Deposits

Section 1. Contracts. To the extent permitted by regulations of the OTS, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks; Drafts; etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees or agents of the Company in such manner as shall from time to time be determined by the board of directors.

Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any duly authorized depositories as the board of directors may select.

          Article VIII - Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                            Article IX -- Fiscal Year

The fiscal year of the Company shall end on December 31 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                              Article X - Dividends

Subject to the terms of the Company's charter and the regulations and orders of the OTS. The board of directors may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of capital stock.

                           Article XI - Corporate Seal

The board of directors shall provide a Company seal that shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                            Article XII - Amendments

These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                         Mutual Holding Company Charter

                         Cheviot Mutual Holding Company

Section 1. Corporate title. The name of the mutual holding company hereby chartered is Cheviot Mutual Holding Company (the "MHC").

Section 2. Office. The home office shall be located in Cheviot, in Hamilton County, Ohio.

Section 3. Duration. The duration of the MHC is perpetual.

Section 4. Purpose and powers. The purpose of the MHC is to pursue any or all of the lawful objectives of a Federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act. 12 U.S.C. Section 1467a(o), and to exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

Section 5. Capital. The MHC shall have no capital stock.

Section 6. Members. All holders of the savings, demand or other authorized accounts of Cheviot Savings Bank are members of the MHC. In the consideration of all questions requiring action by the members of the MHC, each holder of an account shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. No member, however, shall cast more than 1,000 votes. All accounts shall be nonassessable.

Section 7. Directors. The MHC shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen persons, as fixed in the MHC's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the OTS or his or her delegate. Each director of the MHC shall be a member of the MHC.

Section 8. Capital, surplus, and distribution of earnings. The MHC may distribute net earnings to account holders of the MHC on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS.

Provided, That the MHC may establish minimum-balance requirements for accounts to be eligible for distribution of earnings. All holders of accounts of the association shall be entitled to equal distribution of assets of the MHC, pro rata to the value of their accounts in the MHC, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the MHC.

Section 9. Amendment of charter. Adoption of any preapproved charter amendment pursuant to the OTS's rules and regulations shall be effective upon filing the amendment with the OTS in accordance with regulatory procedures, after such preapproved amendment has been submitted to and approved by the members at a legal meeting. Any other amendment, addition, change, or repeal of this charter must be submitted to and preliminarily approved by the OTS prior to submission to and approval by the members at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon and approved shall be effective upon filing with the OTS in accordance with regulatory procedures.


CHEVIOT MUTUAL HOLDING COMPANY


Attest: ______________________________________________________________
Secretary of Cheviot Mutual Holding Company


By: __________________________________________________________________
President or Chief Executive Officer of Cheviot Mutual Holding Company

OFFICE OF THRIFT SUPERVISION


Attest: ______________________________________________________________
Secretary of the Office of Thrift Supervision


By: __________________________________________________________________
Director of the Office of Thrift Supervision

Effective Date:__________________

                                     Bylaws

                         Cheviot Mutual Holding Company

1. Annual meeting of members. The annual meeting of the members of Cheviot Mutual Holding Company (the "MHC") for the election of directors and for the transaction of any other business of the MHC shall be held, as designated by the board of directors, at a location within the state of Ohio, or at any other convenient place the board of directors may designate, at 4:00 p.m., Eastern Time, on the fourth Tuesday in April of each calendar year, if not a legal holiday, or if a legal holiday then on the next succeeding day not a legal holiday. The annual meeting may be held at such other times on such day or at such other place in the State of Ohio as the board of directors may determine. At each annual meeting, the officers shall make a full report of the financial condition of the MHC and of its progress for the preceding year and shall outline a program for the succeeding year.

2. Special meetings of members. Special meetings of the members of the MHC may be called at any time by the president or the board of directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record, holding in the aggregate at least one-tenth of the votes eligible to be cast by members of the MHC. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the MHC addressed to the president. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or any other set of written procedures agreed to by the board of directors.

3. Notice of meeting of members. Notice of each meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the association is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the MHC. Such notice shall state the name of the MHC, the place of the meeting, the date and time when it shall convene, and the matters to be considered. In the case of a special meeting, such notice shall state the purpose(s) for which the meeting is called. A similar notice shall be posted in a conspicuous place in each of the offices of the MHC during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

4. Fixing of record date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The members entitled to participate in any such action shall be the members of record on the books of the MHC on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the MHC as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

5. Member quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

6. Voting by proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision (the "OTS"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the MHC, for verification, prior to the convening of such meeting. All proxies with a term greater than eleven months or solicited at the expense of the MHC must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer or such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the MHC if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the association has otherwise been notified in writing.

7. Communication between members. Communication between members shall be subject to any applicable rules or regulations of the OTS. No member, however, shall have the right to inspect or copy any portion of any books or records of the MHC or Cheviot Savings Bank containing: (i) a list of depositors in or borrowers from such entity; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

8. Number of directors, membership. The number of directors shall be no less than five and no more than 15. Directors shall be elected for periods of one to three years and until their successors are elected and qualified.

9. Meetings of the board. The board of directors shall meet regularly without notice at the principal place of business of the MHC at least once each month at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The board may also permit telephonic participation at meetings. The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of the president.

10. Officers, employees, and agents. Annually at the meeting of the board of directors of the MHC following the annual meeting of the members of the MHC, the board shall elect a president, one or more vice presidents, a secretary, and a treasurer; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer. The board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until its respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices. Any indemnification by the MHC of the MHC's personnel is subject to any applicable rules or regulations of the Office.

11. Vacancies, resignation or removal of directors. Members of the MHC shall elect directors by ballot; provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the MHC delivered to the secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board. At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

12.  Powers of the board. The board of directors shall have the power:

     (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the MHC. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

     (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

     (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause; and

     (d) To exercise any and all of the powers of the MHC not expressly reserved by the charter to the members.

13. Execution of instruments, generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the MHC or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the MHC whatsoever shall be signed by such officer or officers or such agent or agents of the MHC and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the MHC in any of its duly authorized depositaries shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of the MHC may be executed and delivered from time to time on behalf of the MHC by the president or a vice president and the secretary or an assistant secretary of the MHC or by any other persons so authorized by the board.

14. Nominating committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the MHC. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the MHC at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

15. New business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the MHC, shall be stated in writing and filed with the secretary of the MHC at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

16. Seal. The seal shall be two concentric circles between which shall be the name of the MHC. The year of incorporation, the word "Incorporated," or an emblem may appear in the center.

17. Amendment. Adoption of any bylaw amendment pursuant to the OTS's regulations as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated by law section shall be effective upon filing with the OTS in accordance with the regulatory procedures after such amendment has been approved by an affirmative vote of a majority of the authorized board, or by a vote of the members of the MHC.

18.  Age limitations.

     (a) Directors. No person 72 years of age or above shall be eligible for election, reelection, appointment, or reappointment to the board of the MHC. No director shall serve as such beyond the annual meeting of the MHC immediately following the director becoming 72 years of age. This age limitation does not apply to directors serving on the board of directors of Cheviot Savings Bank as of May 27, 2003, or to advisory directors.

     (b) Officers. No person 72 years of age or above shall be eligible for election, reelection, appointment, or reappointment as an officer of the MHC. No officer shall serve beyond the annual meeting of the association immediately following the officer becoming 72 years of age. An exception to this Section 11 (b) shall be those persons serving on the board of directors of Cheviot Savings Bank as of May 27, 2003, to whom this Section 11 (b) shall not be applicable.